January 2, 1998



 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Room 1004
 Judiciary Plaza
 Washington, D.C.  20549


 RE: El Chico Restaurants, Inc. Form 8-K for the vote of shareholders on December 30, 1997 approving the Agreement and Plan of Merger dated September 23, 1997, as amended by and between El Chico Holding Company, L.P. and El Chico Acquisition, Inc. and El Chico Restaurants, Inc.


 Gentlemen:

 We are transmitting electronically the Form 8-K for the vote of shareholders on December 30, 1997 approving the Agreement and Plan of Merger dated September 23, 1997, as amended, by and between El Chico Holding Company, L.P. and El Chico Acquisition, Inc. and El Chico Restaurants, Inc.


 Sincerely,



 Susan R. Holland
 Vice President, Treasurer &
 Controller


 /ktc


 cc: National Assoc. of Securities Dealers, Inc. (electronic EDGAR submission)
     Lawrence E. White
     Ron Frappier
     Darl Hatfield
     Britt Langford

==========================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 8 - K

                         CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

                         Date of Report
                        January 2, 1998


                    EL CHICO RESTAURANTS, INC.
     (Exact name of registrant as specified in its charter)


                            Texas
         (State or other jurisdiction of incorporation)


        0-12802                              75-0982250
 (Commission File Number)         (I.R.S Employer Identification No.)


     12200 Stemmons Freeway, Suite 100, Dallas, Texas 75234
            (Address of principal executive offices)
                           (Zip Code)


                      (972) 241-5500
      (Registrant's telephone number, including area code)



 (Former name, former address, if changed since last report)



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

 PART II.                 OTHER INFORMATION


 Item 4. Submission of Matters to a Vote of Security Holders

     On December 30, 1997, the Company held a special meeting of shareholders to vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 23, 1997, as amended, by and between El Chico Holding Company, L.P. and El Chico Acquisition, Inc. and El Chico Restaurants, Inc. and to approve the merger contemplated therein (2,638,702 for, 1,567 against, 187,018 abstain, 49,547 non-votes). The Agreement and Plan of Merger was adopted, and the merger was approved.


 Item 7. Financial Statements and Exhibits

     (a) Financial Statements.  None required.
     (1) Press release dated December 30, 1997




                           SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      EL CHICO RESTAURANTS, INC.


 Date: January 2, 1998                By: /s/Susan R. Holland
                                      Vice President, Treasurer
                                       & Controller